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                                                                    EXHIBIT 23.6

                                         March 27, 1997


Members of the Board of Directors
Vermont Financial Services Corp.
100 Main Street
Brattleboro, Vermont 05301

Members of the Board of Directors
Eastern Bancorp, Inc.
537 Central Avenue
Dover, New Hampshire 03820

Members of the Board:

     We hereby consent to the reference to the opinion of our Firm under the heading "The Merger -- Opinion of Financial Advisors" and to the inclusion of the foregoing opinion in the Registration Statement of Vermont Financial Services Corp. on Form S-4 to be filed with the Securities and Exchange Commission in connection with the proposed merger of Eastern Bancorp., Inc. with Vermont Financial Services Corp. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                         Very truly yours,

                                         TUCKER ANTHONY INCORPORATED


                                         By: /s/Gregory W. Benning
                                             -------------------------------
                                             Gregory W. Benning
                                             Managing Director